                                  SCHEDULE 14C
                                 (RULE 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Check the appropriate box:

[ ]  Preliminary Information Statement          [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Information Statement

           INTERNATIONAL BASIC RESOURCES, INC.  SEC File No. 1-6110
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

     [X]  No Fee required.
          It is intended that the definitive information statement will be mailed to shareholders on or about April 22, 1997.

     [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                      INTERNATIONAL BASIC RESOURCES, INC.


            WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY

                             INFORMATION STATEMENT

                        DATE, TIME AND PLACE INFORMATION


         A meeting of the shareholders of the Company will be held on May 12, 1997, at the Los Angeles Airport Hilton Hotel, 5711 West Century Boulevard, Los Angeles, California 90045, at 4:00 P.M.

         The principal executive offices of the Company are 1213 Hope Ranch Lane, Las Vegas, Nevada 89134.

         The date on which this Information Statement is being sent to shareholders is April 22, 1997.

                       ITEMS TO BE VOTED UPON AT MEETING

         It is anticipated that the following items will be voted upon at the meeting, in addition to any other items which may be proffered by shareholders for action at the meeting.

         1. Election of directors. Management intends to nominate the following three persons for election as the directors of the Company, to serve until the next annual meeting of shareholders or until their successors are otherwise duly elected: Patrick Joseph Magee, Pieter Gerhard Keyfer Oosthuizen, and Patrick Lappin. Mr. Magee and Mr. Oosthuizen are currently the only directors of the Company.

         The by-laws of the Company provide for 5 directors. Although management only proposes to nominate persons to fill three of those directorships, any shareholder, present at the meeting in person or by proxy, may vote for such persons and/or such other person or persons as he may choose, in the manner described in the following paragraph.

         In the election of directors, each shareholder of record, as of the close of business on the record date, namely April 9, 1997, is entitled to cumulate his votes by giving one person for whom he wishes to vote as many votes as equal the number of directors eligible for election (which is 5), multiplied by the number of his shares, or by distributing such number of votes among any number of persons for whom he wishes to vote. The five persons with the most votes (or all such persons for whom votes have been cast, if less than five) shall become the directors.

         The by-laws provide that the directors can fill vacancies. Therefore, if three directors are elected at the shareholders' meeting, the directors who are elected will have the authority to appoint additional directors to fill those vacancies, and to hold office until the next annual meeting of shareholders or until their successors are duly elected.

         2. Cancellation of shares. To amend the Articles of Incorporation of the Company by adding a provision thereto which cancels 29/30 of the outstanding and issued shares, resulting in each shareholder of the Company owning, thereafter, one share for each 30 shares previously owned by that shareholder. The amendment will effectively provide that to the extent a shareholder owns less than 30 shares, he will thereafter own a fraction of a share equal to the number of shares he previously owned, divided by 30; and that to the extent a shareholder owns a number of shares greater than 30, but not exactly divisible by 30, he shall thereafter own such exact number of shares, including a fraction of a share, resulting from the division of the number of shares which he previously owned, divided by 30.

         The amendment to the Articles will provide that the number of authorized shares of the Company will remain at 100,000,000 shares, at a par value per share of $0.10. As of the present time, there are 54,213,721 shares issued and outstanding. The amendment will reduce the number of issued and
outstanding shares to 1,807,124    shares.  Consequently, if the amendment is
adopted, the Company will be thereafter be authorized to issue 98,192,876 additional shares.

         The amendment will add a Section 7 to Article VI ("Capital Stock") of the Articles, which will read as follows, except for such technical modifications in wordage as may be required to comply with state law:

         "29/30 of the issued and outstanding shares of the Corporation shall be canceled, effective at the beginning of business on the first business day following the filing of this resolution of shareholders, amending the articles of incorporation, with the State of Idaho. The cancellation shall result in each shareholder, as of the effective time of the cancellation, owning thereafter 1 share (including a fractional share where the number of shares owned as of such time is not exactly divisible by thirty) for each thirty shares or portion thereof owned as of the effective time of the cancellation. This cancellation of issued and outstanding shares shall not result in any cancellation of the authorized shares of the Corporation, which shall remain at 100,000,000 shares of common stock of ten cents ($.10) par value per share.
The issued and outstanding shares of the Corporation which are canceled shall thereafter constitute authorized but unissued shares."

           The shares of the Company are currently listed on the NASDAQ small-cap market. The last trading price of the Company's stock, on March 31,
1997, was 3/32 of a dollar 9.375 cents per share).   Management's purpose in
proposing a consolidation of the shares of the Company, through cancellation of 29/30 of the outstanding shares, is to increase the price of the shares on the NASDAQ small cap market, with an objective of making the shares more attractive to potential investors who may choose to purchase the shares in the market, or to potential investors to whom the Company may choose to offer shares. Management believes it is likely that the Company will seek, within the next fiscal quarter, to raise between $1,000,000 and $3,000,000, through the issuance of authorized but unissued shares, through a private placement outside of the United States. The purpose of such a placement will be to provide operating capital for administration and overhead expenditures, and to otherwise support the Company's development activities at the Port of Ensenada, Mexico.

          Management cannot predict the price at which the Company's shares will be bid, or trade, on NASDAQ after the shares of the Company are consolidated. However, it is unlikely that the shares of the Company will be bid, or trade, at 30 times their present level; and, in fact, it is likely that they will be bid, and will trade, at substantially below 30 times their present level. To the extent that is so, the value of each shareholder's shares will be diluted from their present value. Shareholders who thereafter subscribe to a future placement, or purchase shares on the open market, will be correspondingly advantaged. Shares issued in any future placement by the Company will likely be issued at a price comparable to or below the then market price of the Company's shares on NASDAQ. To the extent persons are able to purchase shares at a price lower than 30 times the current market price, notwithstanding the 1/30 consolidation of shares, such persons will be able to purchase a higher percentage of the Company's total shares, per $1 paid, than were the value of each current shareholders' shares not diluted from present value as the result of the share consolidation.

         In any future public or private placement, the Company will not prevent or discourage current substantial shareholders, officers or directors, or persons related to the foregoing, from subscribing to shares, and in fact may solicit equity capital from such persons. Additionally, the Company may in the future seek to raise equity in amounts greater than $1,000,000 - $3,000,000, as above described.

         Management believes that consolidation of the shares of the Company, notwithstanding the above-described dilutive effect which is likely, is advisable in order to attract investors to the Company.

         Management also believes that consolidation of the shares is advisable for the following reason. The continued listing of the shares of the Company on the NASDAQ small cap market is dependent upon the Company continuing to meet the requirements of NASDAQ for continued listing. One of those requirements (subject to the current exception described below) is that the closing bid price for the Company's shares be $1 or above, per share. If the closing bid price is below that level for ten consecutive trading days, the Company's
shares are subject to delisting by NASDAQ.   There is currently an exception to
that requirement, where the value of the market float is at least $1 million or greater, and the capital and surplus of the Company is at least $2 million dollars. Market float is measured by the number of issued shares (excluding those shares which are held by officers, directors, or ten percent or greater shareholders), times the bid price for those shares. At the present time, management calculates the number of issued shares in the "market float", which would exclude those shares held by Inland Mortgage & Guaranty Co., Inc. and Doggart Trading, Ltd. (see table of 5% or greater shareholders, listed in this Information Statement), as 43,197,348 shares. After consolidation, such number of shares would total 1,439,912 shares. Consequently, a bid price of $0.70 or greater would be necessary for the market float of the Company's shares, after consolidation, to equal $1,000,000 (based upon the current number of shares in the "market float"). Management cannot assure that the shares of the Company, after consolidation, will command or continue to command such a bid price. Therefore, it is possible that consolidation of the Company's shares will result in the Company's market float, which is now greater than $1,000,000, thereafter being less than $1,000,000.

         However, in February, 1997, the Board of Directors of NASDAQ adopted a proposed change to its listing requirements, which would eliminate the $1,000,000 market float exception to the $1 minimum bid price requirement for continued listing of a company's shares on NASDAQ. This proposed rule is currently subject to approval by the Securities and Exchange Commission. Under the new proposed rule, the Company's shares will be subject to delisting if the closing bid price for its stock, on NASDAQ, is lower than $1 per share for thirty consecutive trading days. There is be no "market float" exception to this requirement.

         Consequently, if the proposed change in listing requirements is finalized, the Company's shares, at their current price level, would be delisted.

         While management is hopeful that consolidation of the shares of the Company will enable the Company to meet a $1 per share minimum bid, necessary to maintain its listing under the new proposed rule, management cannot represent that the Company's stock will be bid at that level. It is, in fact, possible that the bid price for the Company's stock price will not increase substantially, or maintain an increased bid price for a substantial period of time, after a consolidation of the shares. Many factors determine bid price, particularly the attractiveness of the stock to investors, which in turn depends upon the success of the Company in its business endeavors. No market studies or other professional analyses have been done by or on behalf of management to assess the likely effects of the proposed consolidation of shares.

         3. Change of Name. To amend the Articles of Incorporation to change the name of the Company to "International Resort Developers, Inc."

         Accordingly, the amendment will change Article I ("Name") to read as follows: "The name of the corporation is International Resort Developers, Inc."

         Management believes that such change of name more accurately reflects the current business of the Company. The former name reflected the former business of the Company, which was primarily in oil and gas development and production. The Company no longer engages in the oil and gas business, and is devoting its entire focus, presently, to the development of its concession at the Port of Ensenada, Mexico.

         4. Appointment of La Voie, Clark, Trading & May, P.C., Tucson, Arizona, as the accountants to audit the financial statements of the Company for its fiscal year ending June 30, 1997.

         Management intends to seek the proxies of the current five-percent or greater shareholders (listed below) in support of the above proposals, including election of Patrick Magee, Patrick Lappin and Pieter Oosthuizen as the directors of the Company.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


         There are currently 54,213,721 shares of common stock outstanding. Except as described above with respect to cumulative voting for directors, each share is entitled to one vote on each matter on which shareholders are entitled to vote at any shareholders' meeting. In order for a meeting, having been called, to proceed to conduct any business (including adoption of any of the proposals described above, or the election of directors), a quorum must be present in person and/or by proxy, namely a majority of the issued and outstanding shares.

          An amendment to the Articles of Incorporation must be adopted by a vote of shares equal to a majority of all outstanding shares of the Company. The proposal to appoint La Voie, Clark, Trading & May, P.C., Tucson, Arizona, as the accountants to audit the financial statements of the Company for its fiscal year ending June

30, 1997, must be adopted by a majority of the shares represented at the meeting.

         Shareholders of record as of the close of business on April 9, 1997, shall be the shareholders of the Company who are entitled to vote at the meeting of shareholders on May 12, 1997, and whose shares will be counted to determine if a quorum is represented at the meeting.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

         The following are believed by management to be the beneficial owners of more than 5% of the Company's common stock (which is the only outstanding class of stock). In certain regards, these holdings differ from the amounts indicated on records of the transfer agent of the Company, as described in more detail in footnote 2 below, and to that extent cannot be verified by the Company.





Title of Class    Name and Address      Number of     Percentage
--------------    ----------------      ----------    ----------
                  of Beneficial         Shares        of Class
                  -------------         ------        --------
                  Owner
                  -----
Common            Inland Mortgage            6,811,000     12.6
                  & Guaranty
                  Company, Inc.(1)
                  1929 Westgate Road
                  Springfield, OH 45504

Common            Walworth Trust (2)         2,800,000      5.2
                  5th Floor
                  Anderson Square Bldg.
                  Georgetown
                  Grand Cayman, BWI


Common            Kestrel Management (2)     2,842,858      5.2
                  Corporation
                  Lavaterstrasse 45
                  Zurich 8022
                  Switzerland

Common            Gerald Carden              4,300,000      7.9
                  417 Lynnwood Drive
                  Nashville, TN 37205

Common            Doggart Trading,Ltd.(2)(3) 5,880,591     10.5
                  5th Floor
                  Anderson Square Building
                  Georgetown, Grand Cayman
                  Cayman Islands, B.W.I.

Common            Patrick J. Magee (4)       5,880,591     10.5
                  49 Botanic Avenue,
                  Belfast,
                  Ireland BT7-1JL

          (1) The records of the transfer agent indicate that Inland Mortgage & Guaranty Company, Inc. is the owner of 3,811,000 shares. However the Company has been informed by Inland Mortgage & Guaranty Company, Inc. that its beneficial ownership is as shown in the table. The Company has also been informed that Inland Mortgage & Guaranty Company, Inc. is a wholly owned subsidiary of B.M. Woods, Inc., a company owned (one-third each) by Bryan D. Miller (a former member of the Board of Directors of International Basic Resources, Inc.), Michael Miller and Stephen Miller, who are the children of M.K. Miller, former Chairman of the Board of Directors of International Basic Resources, Inc.

           (2) The natural person who is identified as the controlling shareholder in Kestrel Management Corporation, in a Form 13-D filed with the Securities and Exchange Commission, is Michael Harrison, 133 Ebury Street, London SW1, England. The Company has been informed that the controlling person with respect to the Walworth Trust is Euro Bank Corporation as Trustee, P.O. Box 1702, Grand Cayman, British West Indies. The Company has been further informed that the Managing Director of Euro Bank Corporation is Don Stewart, P.O. Box 1792, Grand Cayman, British West Indies. Euro Bank is a private corporation, and the Company has been informed that the identities of its shareholders are confidential. It is a licensed bank and trust company in the Cayman Islands.

         It is further reported to the Company by Patrick J. Magee, President and CEO of the Company, that at present he is the sole beneficial owner of Doggart Trading, Ltd.

         (3) Doggart Trading, Ltd. is the owner of record of 4,205,373 shares. However, pursuant to agreement between Doggart Trading Co., Ltd. and the Company, the Company has the obligation to issue 1,675,218 additional shares to Doggart Trading, Ltd. in satisfaction of advances of $1,280,252 made by Doggart Trading, Ltd. during fiscal years ended June 30, 1995 and June 30, 1996, as well as the first two quarters of fiscal year ended June 30, 1997.

The shares have not yet been issued, but are included in the total of shares shown for Doggart.

         (4) These are the same shares shown in the table as owned by Doggart Trading, Ltd. Patrick J. Magee, President and CEO of International Basic Resources, Inc., has informed the Company that he is the sole shareholder of Doggart Trading, Ltd.

                            _______________________

         The records of the transfer agent indicate that Penistone Finance SA, P.O. Box N 408, 6 Place Des Fauz Vives, Geneva 3 1211, Switzerland, is the holder of 3,992,857 shares as of the date of filing of this report. Penistone as advised the Company that it has transferred ownership of all but 750,000 of these shares.


         The following are the ownership interests of management (including nominees for Director) in the common stock of the Company.



Title of Class    Name and Address   Number of    Percentage
--------------    ----------------   ----------   ----------
                  of Beneficial      Shares       of Class
                  -------------      ------       --------
                  Owner
                  -----
                  Officers and      5,880,591       10.5
                  Directors
                  as a group (1)


         (1) These constitute the shares beneficially owned by Doggart Trading, Ltd., as reported above. Patrick J. Magee, President and CEO of International Basic Resources, Inc., has informed the Company that he is the sole shareholder of Doggart Trading, Ltd.


         Doggart Trading, Ltd. ("Doggart") is a corporation, organized in the Cayman Islands, which entered into an agreement dated March 4, 1994, with Addendum dated June 7, 1994, pursuant to which it transferred to International Basic Resources, Inc., in June, 1994, 8.5 miles of coastal beach-front property in the State of Campeche, Mexico, in consideration of the issuance of 37,000,000 shares of International Basic Resources, Inc. to Doggart and/or its designees, including the then-shareholders of Doggart. The above-identified holdings of Walworth Trust, Kestrel Management Corporation, as well as 4,000,000 of the shares held by Doggart

Trading, Ltd., constitute a portion of those shares. Additionally, the shares held by Mr. Cardin were transferred to him by a former shareholder of Doggart Trading, Ltd. to whom was issued a portion of the 37,000,000 shares.


          MEMBERS OF BOARD OF DIRECTORS (INCLUDING NOMINEES THEREFOR)

                                   Directors




  -----------------------------------------------------------------------------------------------------
     NAME AND AGE             TERM             PERIOD SERVED        OTHER POSITIONS
                                            AS MEMBER OF BOARD         HELD WITH              BUSINESS
                                              OF DIRECTORS OF           COMPANY              EXPERIENCE
                                                  COMPANY
  -----------------------------------------------------------------------------------------------------
  Patrick J. Magee     Until next           02/08/97 to           President, CEO and             **
  Age:  52             meeting of share-    present               Chief Financial
                       holders                                    Officer of Company,
                       (05/12/97)                                 02/08/97 to
                                                                  present; President
                                                                  and member of Board
                                                                  of Directors of
                                                                  Playas Palmeras,
                                                                  S.A. and Ensenada
                                                                  Cruiseport Village,
                                                                  S.A. de C.V.,
                                                                  04/01/97 to present
  -----------------------------------------------------------------------------------------------------
  Peter G.K.           Until next           03/29/97 to           Chairman of the                **
  Oosthuizen           meeting of share-    present               Board of Directors
  Age: 65              holders                                    of Company,
                       (05/12/97)                                 3/29/97 to  present
  -----------------------------------------------------------------------------------------------------
  Patrick Lappin       Nominee for          N.A.                  N.A.                           **
  Age: 46              Director
  -----------------------------------------------------------------------------------------------------


**See description of business experience during the past five years on pages following.

                               EXECUTIVE OFFICERS


  ---------------------------------------------------------------------------------------------------------------
              NAME                       POSITIONS HELD                   PERIOD SERVED                 BUSINESS
               AND                        WITH COMPANY                       AS SUCH                   EXPERIENCE
               AGE
  ---------------------------------------------------------------------------------------------------------------
  Patrick J. Magee                President, CEO, Chief          02/08/97 to present                       **
  Age:  52                        Financial Officer, and
                                  member of Board of Directors
                                  of Company;

                                  President and member of        04/01/97 to present
                                  Board of Directors of Playas
                                  Palmeras, S.A. and Ensenada
                                  Cruiseport Village, S.A. de
                                  C.V.
  ---------------------------------------------------------------------------------------------------------------
  David J. Lawrence               General Director, Ensenada     10/01/94 to present                       **
                                  Cruiseport Village, S.A. de
                                  C.V.

                                  Member of Board of Directors   04/01/97 to present
                                  of Playas Palmeras, S.A. and
                                  Ensenada Cruiseport Village,
                                  S.A. de C.V.
  ---------------------------------------------------------------------------------------------------------------
  Steven B. Barker                Manager and member of Board    12/20/95 to present                       **
                                  of Directors of Ensenada
                                  Cruiseport Village, S.A. de
                                  C.V. and member of Board of
                                  Directors of Playas
                                  Palmeras, S.A.

                                  Secretary/Treasurer of
                                  Ensenada Cruiseport Village,   04/01/97 to present
                                  S.A. de C.V. and Playas
                                  Palmeras, S.A.
  ---------------------------------------------------------------------------------------------------------------





**See description of business experience during the past five years in pages following.

         Officers of the Company serve at the pleasure of the directors.

         Business Experience.

         Patrick J. Magee is an entrepreneur whose particular experience is in construction and development and project finance. His principal activities during the past five years have been the development and funding of two shopping centers in Ireland. Mr. Magee is a resident of Ireland. He is also the President and sole shareholder of Doggart Trading, Ltd., a substantial shareholder of the Company.

         Pieter G.K. Oosthuizen is currently Vice Chairman of WEBCO Europe S.A., a private European investment company headquartered in Luxembourg, Europe. During the previous five years, he has also served as the Managing Director of Euro-Hexagon S.A., a private European investment company located in Luxembourg, as Managing Director of Infe Ltd., a private investment and financial engineering consulting group located in London, England, and as a financial advisor to a number of international companies. Over the past thirty-five years, Mr. Oosthuizen has held numerous executive positions with major banking institutions, including Citibank, where between 1967 and 1974 his positions included Vice President in charge of International Operations and Administration, International Banking Group, New York, and Vice-President, Product Management Division, Corporate Banking Group, New York.

         Patrick Lappin holds a Bachelor of Science degree in Civil Engineering in Great Britain, and has been a resident of the United States since 1986, during which time he has worked as part of managing agent/contractor teams in the construction of several major commercial buildings, including the New Paul Getty Museum and Disney Concert Hall.

         David J. Lawrence has 26 years experience in managerial and directorship positions in Mexico. During the five-year period ending in August, 1993, he served as Director of New Projects for a substantial Mexican real estate developer. Between August, 1993 and November 1, 1994, he acted as an independent business consultant to companies doing business in Mexico. Since November 1, 1994, Mr. Lawrence has been engaged on a full time basis in working for the Company, with responsibilities in planning and negotiation of financing and business arrangements.

         Steven B. Barker has engaged in property development, construction and tourism promotion and development for more than twenty-five years, including real estate sales and property development in southern Spain for more than ten years, and the management of hotel development and tourism promotion in southeast Asia for approximately seven years. His experience includes water and marina oriented projects.

         Involvement in Legal Proceedings. During the past five years, none of the following events occurred which are material to an evaluation of the ability or integrity of any director, person nominated to become a director or executive officer of the Company:

         (1) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

         (2) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

         (3) Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

         (4) Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

         Indebtedness of Management. Since the beginning of the past fiscal year, none of the directors, executive officers or nominees for director, any security holder known to the Company to own more than five percent of the Company's shares, any member of the immediate family of any of the foregoing persons (including spouse, parents, children, siblings, mothers and fathers-in-law, sons-in-law, daughters-in-law, and brothers and sisters-in-law), any corporation or organization in which any of the foregoing persons is an executive officer, partner, or the beneficial owner of ten percent of more of any class of securities, or any trust or estate in which any of the foregoing persons has a substantial beneficial interest, have been indebted to the Company or any of its subsidiaries in an amount in excess of $60,000.

         Certain Business Relationships. Since the beginning of the last fiscal year, none of the directors or nominees for director: 1) has been an executive officer of, or owns, or during the last fiscal year has owned, of record or beneficially, in excess of ten percent equity interest in any business or professional entity that has made during the last fiscal year, or proposes to make, payments to the Company or its subsidiaries for property or services in excess of five percent of the Company's consolidated gross revenues for its last full fiscal year or the other entity's consolidated gross revenues for its last full fiscal year; 2) has been an executive officer of, or owns, or during the last fiscal year has owned, of record or beneficially, in excess of ten percent equity interest in any business or professional entity to which the Company or its subsidiaries has made during the Company's last fiscal year, or proposes to make, payments for property or services in excess of five percent of the Company's consolidated gross revenues for its last full fiscal year or the other entity's consolidated gross revenues for its last full fiscal year, except as specified in the table herein for Compensation of Directors and Executive Officers; 3) has been an executive officer of, or owns, or during the last fiscal year has owned, of record or beneficially, in excess of ten percent equity interest in any business or professional entity to which the Company or its subsidiaries was indebted at the end of the Company's last fiscal year in an aggregate amount in excess of five percent of the Company's total consolidated assets at the end of such fiscal year; 4) has been a member of, or of counsel to, a law firm that the Company has retained during the last fiscal year or proposes to retain during the current fiscal year; 5) has been a partner or executive officer of any investment banking firm that has performed services for the Company; or 6) has had any other relationships that the Company is aware of between that director or nominee and the Company that are substantially similar in nature and scope to those listed above in this paragraph.

         Section 16(a) Beneficial Ownership Reporting Compliance

         Based upon a review of Forms 3 and 4, furnished to the Company during its most recent fiscal year, and Forms 5, furnished to the Company with respect to its most recent fiscal year, the Company believes that the following persons who were directors, officers, or beneficial owners of more than 10% of the stock of the Company, during the most recent fiscal year, failed to file on a timely basis, as disclosed in such forms, reports required by section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years:

         1. Allan Ferguson, President and a Director of the Company between June 1, 1995 and December 31, 1995. Form 5, representing late Form 3 filing, and indicating no beneficial interest in the Company, was filed on or about February 16, 1996.

         Audit, Nominating and Compensation Committees of the Board of Directors. There are none.

         Meetings of the Board of Directors. Five meetings of the Board of Directors were held during the fiscal year of the Company ended June 30, 1996.

         No director, during that fiscal year, attended fewer than 75% of the aggregate of meetings of the Board and meetings of committees of the Board on which he served, during the period he was a director and/or member of said committees.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         The following compensation was paid or accrued, during the last three fiscal years, by the Company and/or its subsidiaries, to each person who was acting as Chief Executive Officer of the Company at any time during the last fiscal year, and to each other person whose compensation from the Company and/or any of its subsidiaries, during the last fiscal year, exceeded $100,000.

         ANNUAL COMPENSATION

A.  Annual Compensation

Name and           Fiscal    Salary      Bonus   Other Annual
Principal          Year      ------      -----   Compensation
Position           End                           ------------
--------           ---
M. K. Miller,      6/96      $16,000       0            0
Chairman of
Board and
Chief Executive    6/95      $48,000       0            0
Officer until
11/95
                   6/94      $48,000       0            0


Alton E. Jones     6/96      $186,000(1)   0            0
President and
Chief Executive
Officer, 1/08/96
until 2/97
                    6/95     $117,000(1)   0            0

                    6/94          0        0            0



Francis H. Cobb     6/96     $106,000      0             0
Vice President,
Secretary and       6/95     $18,000       0             0
General Counsel
                    6/94        0          0             0



         (1) Mr. Jones' compensation was paid to Armada, Inc., a real estate management and consulting firm wholly owned by Mr. Jones and of which Mr. Jones was President.

         In addition to the compensation set forth above, the Company paid for suitable lodging and transportation for the above-named individuals while in Mexico.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         The shareholders will vote at the meeting on the appointment of La Voie, Clark, Trading & May, P.C. to prepare the audited financial statements of the Company for the fiscal year ending June 30, 1997.

         La Voie, Clark, Trading & May, P.C. prepared the audited financial statements of the Company for its fiscal years ending June 30, 1994, 1995, and 1996. It is not expected that representatives of this firm will be present at the shareholders' meeting, or be available to respond to questions; although they will have the opportunity to make a statement if they desire to do so.

         On July 12, 1994, Robert Moe & Associates, P.S., the independent auditors of the financial statements of the Company, resigned, due to a reduction in its staff and its lack of experience in international accounting or foreign exchange adequate to perform an audit with respect to the additional activities engaged in by the Company. In so resigning, Robert Moe & Associates, P.S. specifically indicated that it had no disagreements with management as to accounting principles, auditing procedures or other similarly significant matters.

         During the two fiscal years prior to such resignation, and any subsequent interim period preceding such resignation, there were no disagreements with Robert Moe & Associates, P.S. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

         None of the following events occurred within the Company's two most recent fiscal years prior to such resignation, and any interim period preceding the resignation of Robert Moe & Associates: 1) the accountant having advised the Company that the internal controls necessary for the Company to develop reliable financial statements did not exist; 2) the accountant having advised the Company that information had come to the accountant's attention that led it to no longer be able to rely on management's representations or that made it unwilling to be associated with the financial statements prepared by management; 3) the accountant having advised the Company of the need to expand significantly the scope of its audit or that information had come to the accountant's attention that if further investigated might (a) materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or materially impact the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report or
(b) cause the accountant to be unwilling to rely on management's representations or be associated with the Company's financial statements; or 4) the accountant having advised the Company that information had come to the accountant's attention that it concluded materially impacted the fairness or reliability of (a) a previously issued audit report or the underlying financial statements or (b) the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report.

         On September 1, 1994, the Company entered into an engagement agreement with La Voie, Clark, Trading & May, P.C., CPAs, of Tucson, Arizona, for the audit of the consolidated financial statements of the Company for the year ended June 30, 1994. Prior to engaging this firm, the Company did not consult with the newly engaged accountants regarding either the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements.


                          AUTHORIZATION OF SECURITIES

         The authorized capital of the Company is currently 100,000,000 shares of common stock, of $0.10 par value per share, 54,213,721 of which shares are
issued and outstanding.   Each shareholder of record, as of close of business
on the record date, namely April 9, 1997, is entitled to one vote for each share of stock standing in his (its) name, on any matter which is subject to shareholder vote in accordance with the Corporations Code of Idaho, except for the cumulative voting provisions described in the next sentence with respect to election of directors. With respect to the election of directors, each shareholder of record, as of close of business on the record date, April 9, 1997, is entitled to cumulate his votes by giving one person for whom he wishes to vote as many votes as equal the number of directors eligible for election (which is 5), multiplied by the number of his shares, or by distributing such number of votes among any number of persons for whom he wishes to vote. Each share is entitled to participate equally with all other shares in any dividends which are declared. No shares have preemptive rights to purchase, subscribe for, or otherwise acquire any shares of stock of the Company.

         It is proposed to maintain the authorized capital at 100,000,000 shares of common stock while canceling 29/30 of all issued and outstanding shares, through amendment to the Articles of Incorporation. The shareholders will vote on this amendment at the meeting of May 12, 1997.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The following transactions have occurred, during the past two years, in which persons who are directors or officers of the Company, nominees for election as director, any security holder named in the section hereof entitled "Security Ownership of Certain Beneficial Owners and Management," and any member of the immediate family of any of the foregoing (including spouse, parents, children, siblings and in-laws) have had a direct or indirect material interest.

        1) David Lawrence, a director of Ensenada Cruiseport Village, S.A. de C.V. and Playas Palmeras, S.A., owned a 5% interest in two corporations, Ensenada Nautico Turistica, S.A. de C.V. ("ENT") and Terminales Maritima Nacionales, S.A. de C.V. ("TMN"), which the Company, in December, 1995, agreed to acquire in consideration of the $854,000, payable in stock and/or cash of the Company. These companies owned concessions with respect to the development of piers and facilities at the Port of Ensenada, which concessions were converted into the concession now held by the Company, through its subsidiary
Ensenada Cruiseport Village S.A. de C.V.   David Lawrence, as a 5% owner of
each of those corporations, is entitled to payment of $40,000 in stock of the Company, in consideration of the transfer to the Company of the stock of ENT and TMN.

         2) Doggart Trading, Ltd. ("Doggart"), which owns a 10.5% beneficial interest in the Company as specified in "Security Ownership of Certain Beneficial Owners and Management", has advanced funds for working capital to the Company, during the Company's fiscal years ended June 30, 1995 and June 30, 1996, of $935,286. During the first two quarters of fiscal year ending June 30, 1997, Doggart advanced an additional $394,966. These advances did not bear interest. $50,000 of said advances, together with interest thereon at 7% per annum, have been converted into stock at $1.00 per share(i.e. one share issued in satisfaction of each $1 of debt plus interest). The remainder of the advances have been agreed between the Company and Doggart to be converted by the Company into stock on the following basis. The remainder of the advances made during fiscal years 1995 and 1996, without interest, are to be converted at $1.00 per share The advances made during the first two quarters of fiscal 1997 are to be converted at $0.50 per share, without interest (i.e. one share issued in satisfaction of each $0.50 of debt). With respect to any further advances which may be made by Doggart to the Company, Doggart and the Company have agreed that the Company will have the option to convert such advances, made during each quarter, at the average bid price for the Company's stock during the last five trading days of that quarter.

         None of the advances by Doggart to the Company have been memorialized in written agreements or loan documents.

         3) Kestrel Management Corporation, which owns a 5.2% beneficial interest in the Company, has advanced funds for working capital to the Company, during the Company's fiscal year ended June 30, 1996, in the amount of $650,000. These advances, without interest, were converted into 650,000 shares of stock in the Company, in the fiscal year ended June 30, 1996.

         4)  In June, 1994, the Company purchased from Doggart Trading, Ltd.
8.5 miles of coastal property in Campeche, Mexico, in consideration of the issuance of 37,000,000 shares of the Company's common stock, 33,000,000 of which were issued at that time to seven shareholders of Doggart Trading, Ltd. and two other persons designated by Doggart. The remaining 4,000,000 shares were issued to Doggart Trading, Ltd. in the last quarter of the Company's last fiscal year.

         5) In April, 1995, the Company entered into an agreement with Dardell International Limited ("Dardell"), a company which was not related to the Company prior to said agreement, for the purchase of a land contract between Dardell and a company by the name of Granjas Los Bucaneros SA. Under the land contract, Granjas Los Bucaneros SA had the obligation to sell, and Dardell had the obligation to purchase, approximately 3.5 miles of unimproved beach-front property, constituting a total of 580 acres, in the State of Campeche, Mexico, adjacent to the Company's 8.5 miles of coastal property in the State of Campeche, Mexico.

         The agreement between the Company and Dardell provided that Dardell would sell and the Company would buy the above-described land contract for a price of $2,000,000, and that upon closing of the contract, that purchase price would be paid through the issuance of 3,000,000 shares of the Company's stock to Dardell.

         The Company determined that the issuance of 3,000,000 shares to Dardell in payment of the $2,000,000 purchase price for the land contract (i.e. valuing the shares at $0.67 per share) was appropriate based upon the trading range of the Company's stock during the previous month (March, 1995) and up to the date the agreement was verbally consummated between the Company and Dardell, namely the first week of April, 1995. The average closing price of the Company's stock between March 1, 1995 and the end of the first week of April, 1995 was $0.683 per share.

         The consideration paid by the Company to Dardell was in addition to the assumption by the Company of Dardell's obligations under the land contract. The obligations assumed by the Company required a payment to Granjas Los Bucaneros SA (an unrelated party) in the amount of $1,050,000, with $50,000 due on or before May 29, 1995 and $1,000,000 due on or before May 24, 1997. The $50,000 due on or before May 29, 1995 has been paid by the Company. Upon payment of the final installment, Granjas Los Bucaneros SA is obligated to execute a new deed transferring all of its rights in the property.

         Until and unless the Company completes its obligations to Granjas Los Bucaneros SA, namely the payment of $1,000,000 on or before May 24, 1997, it does not have the right to develop or otherwise use the property. Prior to that time, the seller has agreed that it will facilitate access of the buyer for purposes of making technical studies, which would include activities such as undertaking survey work or platting.


            INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS
                                TO BE ACTED UPON

         None.



                      MATERIALS INCORPORATED BY REFERENCE

                              FINANCIAL STATEMENTS

         The Company incorporates herein by reference the following financial statements of the Company, from its Form 10-KSB for fiscal year ended June 30, 1996: Audited consolidated balance sheets of the Company, as of June 30, 1996, and June 30, 1995; audited consolidated statements of operations and cash flows for fiscal years ended June 30, 1996, June 30, 1995 and June 30, 1994; audited consolidated statement of changes in stockholders' equity from July 1, 1992 to June 30, 1996; notes to financial statements and audit report of La Voie, Clark, Charvoz & May, P.C. for fiscal years ended June 30, 1995 and June 30, 1996.

         The Company also incorporates herein by reference the following financial statements of the Company from its Form 10-QSB for the fiscal quarter ended December 31, 1996: consolidated balance sheet (unaudited) as of December 31, 1996; consolidated statement of operations (unaudited) for the three and six month periods ended December 31, 1996; and consolidated statement of cash flows (unaudited) for the three and six month periods ended December 31, 1996; and notes to consolidated financial statements (unaudited).

         This Information Statement is accompanied by the above referenced Form 10-KSB and Form 10-QSB which include the aforesaid financial statements.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The Company incorporates herein by reference Management's Discussion and Analysis or Plan of Operation contained in its Form 10-KSB filed for its fiscal year ended June 30, 1996 and its Form 10-QSB filed for its fiscal quarter ended December 31, 1996. This Information Statement is accompanied by the said Form 10-KSB and Form 10-QSB which include the said discussions and analyses.

         Without limitation on the foregoing incorporation by reference, the Company indicates specifically as follows:

         1) The auditors' report accompanying the financial statements of the Company as of June 30, 1996, indicates that the financial condition of the Company raises substantial doubt about the Company's ability to continue as a going concern. More specifically, the Company's ability to continue as a going concern is dependent upon securing very substantial financing, in the near future, to undertake its large planned capital projects in Ensenada, as well as its ability to secure necessary funding to satisfy its working capital deficiency and to meet ongoing working capital needs.


         2) The Company's subsidiary, in Mexico, Ensenada Cruiseport Village, S.A. de C.V. ("Cruiseport"), holds a 35-year concession in the Port of Ensenada, Mexico, with an option on the part of Cruiseport to renew for an additional 12 years. The total focus of the Company's business and activities, at the present time, is on this concession.

         Pursuant to an agreement dated December 19, 1995 between the Company's subsidiary, Ensenada Cruiseport Village, S.A. de C.V. ("Cruiseport"), and the Port Authority of Ensenada (the "concession agreement"), Cruiseport has been granted the right to build and operate a pier and cruiseship terminal and marina and marina village, together with associated commercial and tourist development in a designated area of approximately 47 acres in the Port of Ensenada, in consideration of substantial annual rental payments to the Port Authority. The concession agreement grants to Cruiseport the sole right to render extensive services within the concession area, and to charge and receive anchorage fees from cruise ships which arrive in the concession area.

         Pursuant to its concession agreement with the Port Authority, Cruiseport is committed to an investment program in the range of $25,000,000 over a five-year period, in fulfillment of a conceptual plan embodying three phases of construction.

         The Company has delivered a "design of the works" to the Port Authority, constituting a conceptual plan describing the three phases of construction. Phase I, at a current estimated cost of $11,000,000, encompasses the construction of two (2) piers

(approximately 780' and 623' in length, respectively) suitable for use by large cruise ships, with related dredging and construction of a sea (retaining) wall, together with a smaller pier along the sea wall for medium size cruise ships. Phases II and III, at estimated costs of $4,800,000 and $8,900,000 respectively, encompass the construction of various facilities, including terminal building, commercial, specialty, retail and office space, marina slips, condominiums, apartments, and specialty docks.

         The concession agreement was modified by formal agreement between Cruiseport and the Port Authority in November, 1996 (which agreement is attached to the Form 10-QSB for the Company's quarter ended December 31, 1996). The amendment provides that the Company would provide detailed engineering and technical specifications to the Port Authority, respecting Phase I, prior to December 31, 1996 (which has been done) and respecting Phase II, on or before September 30, 1997.

         The concession agreement, as modified, provides that Cruiseport is obligated to begin work on Phase I by no later than March 15, 1997, and on Phase II within two months of such future time as it receives necessary approvals for that Phase, after submission of the engineering and technical specifications relating to that Phase. The Company's failure to meet either of those timelines would constitute a default under the concession agreement, giving the Port Authority the right to terminate the concession.

         On March 10, 1997, the Company commenced dredging work for Phase I, having received provisional authorization to do so. On March 14, the Board of Directors of the Port Authority of Ensenada met and ratified and confirmed the final authorization for work to begin on Phase I. As of that time, a local construction company in Ensenada, under the Company's supervision, had placed on site and begun to operate three 110-ton drag lines in the conduct of dredging operations. The Company currently has a $500,000 budget for its dredging operations, shoreline rock work, containment and fill, all of which is required for the start of the pier construction and which is scheduled to take up to three months. Hugh Downey, a British resident who advanced approximately $550,000 to the Company during the period July l, 1996 to February 15, 1997, for administrative expenses and pre-development activities (see discussion in Form 10-QSB for quarter ended December 31, 1996), has agreed to advance the necessary additional funds to meet this $500,000 budget. The advances are on an unsecured, demand basis, and bear interest at 6% per annum.

         However, the Company has not as of this time secured commitments for the necessary capital (including a loan or loans from financial institutions or equity capital) to complete Phase I, and can give no assurances that it will be able to do so. The Company believes, at this time, that the completion of Phase I may be less expensive than originally projected; the Company's current estimate being in the range of $11,000,000; and the Company is currently diligently pursuing financing from a substantial Mexican bank for $7 million of that projected cost, as well as private equity capital for the balance.

         The Company has not yet entered into a construction contract with a Mexican general contractor for carrying out the balance of Phase I. (The contractor which has begun mechanical dredging operations on March 10, 1997 is a local operator who is not of the size or resources necessary to act as general contractor for the overall project). However, management does not believe that entering into a construction contract for the balance of Phase I will be protracted or difficult, when and if financing commitments for the balance of Phase I are secured.

          Management does believe that its ability to secure necessary capital commitments for the balance of Phase I, and to have in place a general contractor, within the next several weeks, and the ability of that contractor to continue, without interruption, the work which has begun on Phase I, may be necessary for the Company to retain its concession rights in the Port.

          In its Form 10-QSB for the quarter ended December 31, 1996, management indicated that New York counsel had accrued legal fees of $172,000 with respect to certain transactions which have been abandoned by the Company, that management did not believe that these fees were properly due and payable, and did not know whether New York counsel would pursue payment by the Company of a portion or all of said amount. New York counsel has subsequently indicated that it intends to seek collection of that amount.


                                    EXHIBITS

         The Company will provide to each shareholder, who so requests, a copy of any exhibit to its Form 10-KSB for its fiscal year ended June 30, 1996 and its Form 10-QSB for quarter ended December 31, 1996, upon payment of copying charges of $0.15 per page and actual mailing charges.